Exhibit 99.1

Janus Henderson Group plc Reports First Quarter 2019 Diluted EPS of US$0.48,

or US$0.56 on an Adjusted Basis

•                  Strong investment performance, with 69% and 74% of assets under management (“AUM”) outperforming relevant benchmarks on a 3 and 5 year basis, respectively, as at 31 March 2019

•                  First quarter net income of US$94.1 million and adjusted net income of US$110.0 million

•                  AUM of US$357.3 billion, up 9% compared to the prior quarter, reflecting positive markets partially offset by net outflows of US$7.4 billion

•                  Completed US$31 million of share buybacks during March; US$169 million remains authorised for buybacks in 2019

•                  Board declared quarterly dividend of US$0.36 per share

LONDON — 2 May 2019 — Janus Henderson Group plc (NYSE/ASX: JHG; ‘JHG’, ‘the Group’) published its first quarter 2019 results for the period ended 31 March 2019.

First quarter 2019 net income attributable to JHG was US$94.1 million compared to US$106.8 million in the fourth quarter 2018 and US$165.2 million in the first quarter 2018. Adjusted net income attributable to JHG, adjusted for one-time, acquisition and transaction related costs, of US$110.0 million declined 6% compared to US$117.5 million in the fourth quarter 2018 and declined 23% compared to US$143.6 million in the first quarter 2018.

First quarter 2019 diluted earnings per share was US$0.48 compared to US$0.54 in the fourth quarter 2018 and US$0.82 in the first quarter 2018. Adjusted diluted earnings per share of US$0.56 declined 5% compared to US$0.59 in the fourth quarter 2018 and declined 21% versus US$0.71 in the first quarter 2018.

Dick Weil, Chief Executive Officer of Janus Henderson Group plc, stated:

“Overall investment performance for the quarter was strong, but we continue to face pockets of underperformance which are driving substantial net outflows. That said, we are seeing encouraging results in several areas of our business, including momentum in the US retail channel, primarily with our US Equity strategies, ongoing growth in our Multi-Asset capability, and an improving environment in Continental Europe.

“We finished the quarter with a 9% increase in assets under management as strong investment performance and rebounding markets offset outflows.

“We continue to be financially disciplined, remaining focused on investing in sustainable growth and upholding our commitment to return cash flow to shareholders, with over US$100 million returned through dividends and our share buyback programme in the first quarter.”

SUMMARY OF FINANCIAL RESULTS (unaudited) (in US$ millions, except per share data or as noted)

The Group presents its financial results in US$ and in accordance with accounting principles generally accepted in the United States of America (‘US GAAP’ or ‘GAAP’). However, in the opinion of Management, the profitability of the Group and its ongoing operations is best evaluated using additional non-GAAP financial measures on an adjusted basis. See adjusted statements of income reconciliation for additional information.

	Three months ended
	31 Mar	31 Dec	31 Mar
	2019	2018	2018
GAAP basis:
Revenue	519.3	545.1	587.7
Operating expenses	394.8	395.1	411.5
Operating income	124.5	150.0	176.2
Operating margin	24.0%	27.5%	30.0%
Net income attributable to JHG	94.1	106.8	165.2
Diluted earnings per share	0.48	0.54	0.82

	Three months ended
	31 Mar	31 Dec	31 Mar
	2019	2018	2018
Adjusted basis:
Revenue	417.4	442.7	470.4
Operating expenses	274.0	277.4	281.6
Operating income	143.4	165.3	188.8
Operating margin	34.4%	37.3%	40.1%
Net income attributable to JHG	110.0	117.5	143.6
Diluted earnings per share	0.56	0.59	0.71

First quarter 2019 adjusted revenue of US$417.4 million decreased from the fourth quarter 2018 result of US$442.7 million due to a slight decline in management fee margin, given outflows in higher fee equity products, and lower performance fees from segregated mandates. First quarter 2019 adjusted operating income of US$143.4 million decreased from US$165.3 million in the fourth quarter 2018, with lower adjusted revenue slightly offset by lower operating expenses.

DIVIDEND AND SHARE BUYBACK

On 1 May 2019, the Board declared a first quarter dividend in respect of the three months ended 31 March 2019 of US$0.36 per share. Shareholders on the register on the record date of 13 May 2019 will be paid the dividend on 29 May 2019. Janus Henderson does not offer a dividend reinvestment plan.

As part of the US$200 million on-market buyback programme approved by the Board in February, JHG purchased approximately 1.3 million of its ordinary shares on the NYSE and its CHESS Depositary Interests (CDIs) on the ASX in March, for a total outlay of US$31 million.

During the first quarter, the firm also purchased shares on market for the annual share grants associated with 2018 variable compensation, which is not connected with the buyback programme. As a firm policy, Janus Henderson does not issue new shares to employees as part of its annual compensation practices.

Net tangible assets per share

US$	31 Mar 2019	31 Dec 2018
Net tangible assets per ordinary share	1.31	1.32

Net tangible assets are defined by the ASX as being total assets less intangible assets less total liabilities ranking ahead of, or equally with, claims of ordinary shares.

AUM AND FLOWS (in US$ billions)

FX reflects movement in AUM resulting from changes in foreign currency rates as non-USD denominated AUM is translated into USD. Redemptions include impact of client switches. The reclassification in the fourth quarter 2018 reflects an operational reclassification of an existing client’s funds.

Total Group comparative AUM and flows

	Three months ended
	31 Mar	31 Dec	31 Mar
	2019	2018	2018
Opening AUM	328.5	378.1	370.8
Sales	15.6	16.6	19.7
Redemptions	(23.0)	(25.0)	(22.4)
Net sales / (redemptions)	(7.4)	(8.4)	(2.7)
Market / FX	36.2	(41.2)	3.8
Closing AUM	357.3	328.5	371.9

Quarterly AUM and flows by capability

		Fixed	Quantitative
	Equities	Income	Equities	Multi-Asset	Alternatives	Total
AUM 31 Mar 2018	190.7	80.0	50.4	31.8	19.0	371.9
Sales	8.5	5.0	0.4	1.8	1.4	17.1
Redemptions	(9.6)	(5.6)	(1.2)	(1.3)	(2.1)	(19.8)
Net sales / (redemptions)	(1.1)	(0.6)	(0.8)	0.5	(0.7)	(2.7)
Market / FX	3.7	(2.9)	0.5	0.3	(0.7)	0.9
AUM 30 Jun 2018	193.3	76.5	50.1	32.6	17.6	370.1
Sales	6.8	6.0	1.3	2.2	1.4	17.7
Redemptions	(9.9)	(7.6)	(1.3)	(1.3)	(1.9)	(22.0)
Net sales / (redemptions)	(3.1)	(1.6)	(0.0)	0.9	(0.5)	(4.3)
Market / FX	9.0	(0.4)	2.8	1.1	(0.2)	12.3
AUM 30 Sep 2018	199.2	74.5	52.9	34.6	16.9	378.1
Sales	8.6	4.7	0.3	2.3	0.7	16.6
Redemptions	(12.7)	(6.0)	(1.4)	(2.0)	(2.9)	(25.0)
Net sales / (redemptions)	(4.1)	(1.3)	(1.1)	0.3	(2.2)	(8.4)
Market / FX	(29.2)	(1.3)	(7.5)	(2.5)	(0.7)	(41.2)
Reclassification	1.7	0.5	—	(2.2)	—	—
AUM 31 Dec 2018	167.6	72.4	44.3	30.2	14.0	328.5
Sales	6.9	4.9	0.7	2.2	0.9	15.6
Redemptions	(9.8)	(7.7)	(1.7)	(1.5)	(2.3)	(23.0)
Net sales / (redemptions)	(2.9)	(2.8)	(1.0)	0.7	(1.4)	(7.4)
Market / FX	24.1	2.9	6.3	2.5	0.4	36.2
AUM 31 Mar 2019	188.8	72.5	49.6	33.4	13.0	357.3

Average AUM

	Three months ended
	31 Mar	31 Dec	31 Mar
	2019	2018	2018
Equities	182.8	179.5	194.6
Fixed Income	73.3	73.0	79.7
Quantitative Equities	48.3	47.6	51.4
Multi-Asset	32.1	32.2	32.1
Alternatives	13.5	15.5	19.6
Total	350.0	347.8	377.4

INVESTMENT PERFORMANCE

% of AUM outperforming benchmark (at 31 Mar 2019)

Capability	1 year	3 years	5 years
Equities	64%	69%	77%
Fixed Income	58%	92%	89%
Quantitative Equities	15%	14%	12%
Multi-Asset	88%	91%	91%
Alternatives	89%	98%	100%
Total	60%	69%	74%

Note: Outperformance is measured based on composite performance gross of fees vs primary benchmark, except where a strategy has no benchmark index or corresponding composite in which case the most relevant metric is used: (1) composite gross of fees vs zero for absolute return strategies, (2) fund net of fees vs primary index or (3) fund net of fees vs Morningstar peer group average or median. Non-discretionary and separately managed account assets are included with a corresponding composite where applicable.

Cash management vehicles, ETFs, Managed CDOs, Private Equity funds and custom non-discretionary accounts with no corresponding composite are excluded from the analysis. Excluded assets represent 4% of AUM as at 31 Mar 2019. Capabilities defined by Janus Henderson.

% of mutual fund AUM in top 2 Morningstar quartiles (at 31 Mar 2019)

Capability	1 year	3 years	5 years
Equities	78%	72%	86%
Fixed Income	68%	42%	48%
Quantitative Equities	63%	3%	97%
Multi-Asset	84%	86%	88%
Alternatives	93%	33%	94%
Total	78%	67%	81%

Note: Includes Janus Investment Fund, Janus Aspen Series and Clayton Street Trust (US Trusts), Janus Henderson Capital Funds (Dublin based), Dublin and UK OEIC and Investment Trusts, Luxembourg SICAVs and Australian Managed Investment Schemes. The top two Morningstar quartiles represent funds in the top half of their category based on total return. On an asset-weighted basis, 80% of total mutual fund AUM was in the top 2 Morningstar quartiles for the 10-year period ended 31 Mar 2019. For the 1-, 3-, 5- and 10-year periods ending 31 Mar 2019, 62%, 50%, 62% and 62% of the 205, 195, 181 and 141 total mutual funds, respectively, were in the top 2 Morningstar quartiles.

Analysis based on ‘primary’ share class (Class I Shares, Institutional Shares or share class with longest history for US Trusts; Class A Shares or share class with longest history for Dublin based; primary share class as defined by Morningstar for other funds). Performance may vary by share class. Rankings may be based, in part, on the performance of a predecessor fund or share class and are calculated by Morningstar using a methodology that differs from that used by Janus Henderson. Methodology differences may have a material effect on the return and therefore the ranking. When an expense waiver is in effect, it may have a material effect on the total return, and therefore the ranking for the period.

ETFs and funds not ranked by Morningstar are excluded from the analysis. Capabilities defined by JHG. © 2019 Morningstar, Inc. All Rights Reserved.

SECOND QUARTER 2019 RESULTS

Janus Henderson intends to publish its second quarter 2019 results on 31 July 2019.

FIRST QUARTER 2019 RESULTS BRIEFING INFORMATION

Chief Executive Officer Dick Weil and Chief Financial Officer Roger Thompson will present these results on 2 May 2019 on a conference call and webcast to be held at 8am EDT, 1pm BST, 10pm AEST.

Those wishing to participate should call:

United Kingdom	0800 358 6377 (toll free)
US & Canada	800 239 9838 (toll free)
Australia	1 800 573 793 (toll free)
All other countries:	+1 323 794 2551 (this is not a toll free number)
Conference ID:	6246882

Access to the webcast and accompanying slides will be available via the investor relations section of Janus Henderson’s website (www.janushenderson.com/IR).

About Janus Henderson

Janus Henderson Group (JHG) is a leading global active asset manager dedicated to helping investors achieve long-term financial goals through a broad range of investment solutions, including equities, fixed income, quantitative equities, multi-asset and alternative asset class strategies.

Janus Henderson has approximately US$357 billion in assets under management (at 31 March 2019), more than 2,000 employees, and offices in 28 cities worldwide. Headquartered in London, the company is listed on the New York Stock Exchange (NYSE) and the Australian Securities Exchange (ASX).

Investor enquiries:	Media enquiries:
John Groneman	North America:
Global Head of Investor Relations	Taylor Smith
+44 (0) 20 7818 2106	+1 303 336 5031
john.groneman@janushenderson.com	taylor.smith@janushenderson.com

Jim Kurtz	EMEA:
US Investor Relations Manager +1 (303) 336 4529	Sally Todd +44 (0) 20 7818 2244
jim.kurtz@janushenderson.com	sally.todd@janushenderson.com

Melanie Horton	United Kingdom: FTI Consulting
Non-US Investor Relations Manager +44 (0) 20 7818 2905	Tom Blackwell + 44 (0) 20 3727 1051
melanie.horton@janushenderson.com	tom.blackwell@FTIConsulting.com

Or	Asia Pacific: Honner
Michael Mullane
Investor Relations	+ 61 28248 3740
investor.relations@janushenderson.com	michaelmullane@honner.com.au

FINANCIAL DISCLOSURES

Period ending 31 March 2018 reflects the reclassification of certain revenue amounts from ‘Other revenue’ to ‘Shareowner servicing fees’.

Condensed consolidated statements of comprehensive income (unaudited)

	Three months ended
	31 Mar	31 Dec	31 Mar
(in US$ millions, except per share data or as noted)	2019	2018	2018
Revenue:
Management fees	441.9	452.3	502.9
Performance fees	(5.6)	3.5	(3.9)
Shareowner servicing fees	35.9	37.0	38.4
Other revenue	47.1	52.3	50.3
Total revenue	519.3	545.1	587.7

Operating expenses:
Employee compensation and benefits	145.0	155.8	146.7
Long-term incentive plans	48.4	32.3	40.0
Distribution expenses	101.9	102.4	117.3
Investment administration	11.8	11.6	11.4
Marketing	7.5	12.8	8.5
General, administrative and occupancy	65.2	62.4	72.2
Depreciation and amortisation	15.0	17.8	15.4
Total operating expenses	394.8	395.1	411.5

Operating income	124.5	150.0	176.2

Interest expense	(4.1)	(4.0)	(3.8)
Investment gains (losses), net	13.3	(15.3)	(0.7)
Other non-operating income (expenses), net	(3.9)	13.5	38.9
Income before taxes	129.8	144.2	210.6
Income tax provision	(29.9)	(43.4)	(47.4)
Net income	99.9	100.8	163.2
Net loss (income) attributable to noncontrolling interests	(5.8)	6.0	2.0
Net income attributable to JHG	94.1	106.8	165.2
Less: allocation of earnings to participating stock-based awards	(2.4)	(2.8)	(4.2)
Net income attributable to JHG common shareholders	91.7	104.0	161.0

Basic weighted-average shares outstanding (in millions)	191.8	193.3	195.9
Diluted weighted-average shares outstanding (in millions)	192.5	194.1	196.9

Diluted earnings per share (in US$)	0.48	0.54	0.82

Adjusted statements of income (unaudited)

The following are reconciliations of US GAAP basis revenues, operating income, net income attributable to JHG and diluted earnings per share to adjusted revenues, adjusted operating income, adjusted net income attributable to JHG and adjusted diluted earnings per share.

	Three months ended
	31 Mar	31 Dec	31 Mar
(in US$ millions, except per share data or as noted)	2019	2018	2018
Reconciliation of revenue to adjusted revenue
Revenue	519.3	545.1	587.7
Distribution expenses(1)	(101.9)	(102.4)	(117.3)
Adjusted revenue	417.4	442.7	470.4

Reconciliation of operating income to adjusted operating income
Operating income	124.5	150.0	176.2
Employee compensation and benefits(2),(4)	4.3	4.4	2.9
Long-term incentive plans(2)	(0.2)	(0.2)	0.1
Investment administration(2)	—	—	—
Marketing(2)	—	0.1	0.1
General, administration and occupancy(2),(4)	7.4	1.9	2.1
Depreciation and amortisation(2),(3)	7.4	9.1	7.4
Adjusted operating income	143.4	165.3	188.8

Operating margin	24.0%	27.5%	30.0%
Adjusted operating margin	34.4%	37.3%	40.1%

Reconciliation of net income attributable to JHG to adjusted net income attributable to JHG
Net income attributable to JHG	94.1	106.8	165.2
Employee compensation and benefits(2),(4)	4.3	4.4	2.9
Long-term incentive plans(2)	(0.2)	(0.2)	0.1
Marketing(2)	—	0.1	0.1
General, administration and occupancy(2),(4)	7.4	1.9	2.1
Depreciation and amortisation(2),(3)	7.4	9.1	7.4
Interest expense(4)	0.9	0.9	0.7
Other non-operating income (expenses), net(4)	0.4	0.3	(44.8)
Income tax provision(5)	(4.3)	(5.8)	9.9
Adjusted net income attributable to JHG	110.0	117.5	143.6
Less: allocation of earnings to participating stock-based awards	(2.8)	(3.2)	(3.6)
Adjusted net income attributable to JHG common shareholders	107.2	114.3	140.0

Weighted average diluted common shares outstanding — diluted (two class) (in millions)	192.5	194.1	196.9
Diluted earnings per share (two class) (in US$)	0.48	0.54	0.82
Adjusted diluted earnings per share (two class) (in US$)	0.56	0.59	0.71

(1) Distribution expenses are paid to financial intermediaries for the distribution of JHG’s investment products. JHG management believes that the deduction of third-party distribution, service and advisory expenses from revenue in the computation of net revenue reflects the nature of these expenses, as these costs are passed through to external parties that perform functions on behalf of, and distribute, the Group’s managed AUM.

(2) Adjustments primarily represent integration costs in relation to the Merger, including severance costs, legal costs and consulting fees. JHG management believes these costs do not represent the ongoing operations of the Group.

(3) Investment management contracts have been identified as a separately identifiable intangible asset arising on the acquisition of subsidiaries and businesses. Such contracts are recognised at the net present value of the expected future cash flows arising from the contracts at the date of acquisition. For segregated mandate contracts, the intangible asset is amortised on a straight-line basis over the expected life of the contracts. JHG management believes these non-cash and acquisition-related costs do not represent the ongoing operations of the Group.

(4) Adjustments for the three months ended 31 March 2019 and 31 December 2018 primarily represent increased debt expense as a consequence of the fair value uplift on debt due to acquisition accounting and deferred consideration costs associated with acquisitions prior to the Merger. Adjustments for the three months ended 31 March 2018 include the gain on the sale of JHG’s back-office, middle-office and custody function in the US to BNP Paribas, fair value movement on options issued to Dai-ichi in addition to the same adjustments affecting the three-month 2019 period. JHG management believes these costs do not represent the ongoing operations of the Group.

(5) The tax impact of the adjustments is calculated based on the US or foreign statutory tax rate as they relate to each adjustment. Certain adjustments are either not taxable or not tax-deductible.

Condensed consolidated balance sheets (unaudited)

	31 Mar	31 Dec
(in US$ millions)	2019	2018
Assets
Cash and cash equivalents	717.1	880.4
Investment securities	270.7	291.8
Property, equipment and software, net	72.6	69.5
Intangible assets and goodwill, net	4,619.0	4,601.3
Assets of consolidated variable interest entities	330.0	323.9
Other assets	1,013.7	745.0
Total assets	7,023.1	6,911.9

Liabilities, redeemable noncontrolling interests and equity
Debt	318.4	319.1
Deferred tax liabilities, net	730.7	729.9
Liabilities of consolidated variable interest entities	11.0	6.5
Other liabilities	950.9	859.5
Redeemable noncontrolling interests	137.0	136.1
Total equity	4,875.1	4,860.8
Total liabilities, redeemable noncontrolling interests and equity	7,023.1	6,911.9

Condensed consolidated statements of cash flows (unaudited)

	Three months ended
(in US$ millions)	31 Mar 2019	31 Dec 2018	31 Mar 2018
Cash provided by (used for)
Operating activities	(34.7)	243.3	61.7
Investing activities	51.3	13.0	11.6
Financing activities	(198.3)	(127.8)	(208.2)
Effect of foreign exchange rate changes	5.0	(8.0)	6.1
Net change during period	(176.7)	120.5	(128.8)

STATUTORY DISCLOSURES

Associates and joint ventures

At 31 March 2019, the Group holds interests in the following associates and joint ventures managed through shareholder agreements with third party investors, accounted for under the equity method:

•                  Long Tail Alpha LLC. Ownership 20%

Basis of preparation

In the opinion of management of Janus Henderson Group plc, the condensed consolidated financial statements contain all normal recurring adjustments necessary to fairly present the financial position, results of operations and cash flows of JHG in accordance with US GAAP. Such financial statements have been prepared in accordance with the instructions to Form 10-Q pursuant to the rules and regulations of the SEC. Certain information and footnote disclosures normally included in financial statements prepared in accordance with GAAP have been condensed or omitted pursuant to such rules and regulations. The financial statements should be read in conjunction with the annual consolidated financial statements and notes presented in Janus Henderson Group’s Annual Report on Form 10-K for the year ended 31 December 2018, on file with the SEC (Commission file no. 001-38103). Events subsequent to the balance sheet date have been evaluated for inclusion in the financial statements through the issuance date and are included in the notes to the condensed consolidated financial statements.

Corporate governance principles and recommendations

In the opinion of the Directors, the financial records of the Group have been properly maintained, and the Condensed Consolidated Financial Statements comply with the appropriate accounting standards and give a true and fair view of the financial position and performance of the Group. This opinion has been formed on the basis of a sound system of risk management and internal control which is operating effectively.

FORWARD-LOOKING STATEMENTS DISCLAIMER

Past performance is no guarantee of future results. Investing involves risk, including the possible loss of principal and fluctuation of value.

This document includes statements concerning potential future events involving Janus Henderson Group plc that could differ materially from the events that actually occur. The differences could be caused by a number of factors including those factors identified in Janus Henderson Group’s Annual Report on Form 10-K for the fiscal year ended 31 December  2018, on file with the Securities and Exchange Commission (Commission file no. 001-38103), including those that appear under headings such as ‘Risk Factors’ and ‘Management’s Discussion and Analysis of Financial Condition and Results of Operations’. Many of these factors are beyond the control of JHG and its management. Any forward-looking statements contained in this document are as at the date on which such statements were made. Janus Henderson Group assumes no duty to update them, even if experience, unexpected events, or future changes make it clear that any projected results expressed or implied therein will not be realised.

Annualised, pro forma, projected and estimated numbers are used for illustrative purposes only, are not forecasts and may not reflect actual results.

The information, statements and opinions contained in this document do not constitute a public offer under any applicable legislation or an offer to sell or solicitation of any offer to buy any securities or financial instruments or any advice or recommendation with respect to such securities or other financial instruments.

Not all products or services are available in all jurisdictions.

Mutual funds in the US are distributed by Janus Henderson Distributors.

Please consider the charges, risks, expenses and investment objectives carefully before investing. For a US fund prospectus or, if available, a summary prospectus containing this and other information, please contact your investment professional or call 800.668.0434. Read it carefully before you invest or send money.

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